Exhibit (b)(i)

CONFIDENTIAL

April 1, 2024

Neon Maple Purchaser Inc.

c/o Advent International, L.P.

800 Boylston Street

Boston, MA 02199

Attention: Amanda McGrady Morrison

E-mail: amorrison@adventinternational.com

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the several commitments (in the aggregate, the “Commitment”) of each of the funds listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”) to purchase, directly or indirectly and through one or more intermediate vehicles or Persons, on the terms and subject to the conditions contained herein, equity interests of Neon Maple Purchaser Inc., a newly formed corporation existing under the federal laws of Canada (“Purchaser”). It is contemplated that pursuant to that certain Arrangement Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Arrangement Agreement”), dated as of the date hereof, between Purchaser and Nuvei Corporation, a corporation existing under the federal laws of Canada (the “Company”), Purchaser will, subject to the terms and conditions thereof, consummate the Arrangement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Arrangement Agreement.

1. Commitments. Each Fund hereby severally (and not jointly and severally) commits to purchase or cause to be purchased at or immediately prior to Closing, directly or indirectly and through one or more intermediate vehicles or Persons, on the terms and subject only to the conditions set forth herein, equity securities of Purchaser with a cash purchase price equal to the amount set forth opposite such Fund’s name on Schedule A hereto (each a “Commitment Amount”, and the aggregate cash purchase price payable by all of the Funds collectively, the “Aggregate Commitment”). The Aggregate Commitment, together with the net proceeds of the Debt Financing, will be used, as needed, solely to (a) fund amounts as and when required to be paid or provided, or caused to be paid or provided, by the Purchaser pursuant to Section 2.9 of the Arrangement Agreement; and (b) pay all fees and expenses required to be paid by Purchaser or any of its Affiliates at the Closing in connection with the transactions contemplated by the Arrangement Agreement (including all fees and expenses of Purchaser required to be paid for the consummation of the Arrangement) (collectively, the “Closing Payments”). Notwithstanding the foregoing, (i) the Aggregate Commitment (and, accordingly, each Fund’s pro rata Commitment Amount) to be funded pursuant to this Agreement shall be reduced, on a dollar-for-dollar basis, solely to the extent that the amount of the Closing Payments is less than the amount of the Aggregate Commitment plus the net proceeds of the Debt Financing, the net proceeds of any other sources of financing available to Purchaser obtained by the Purchaser after the date hereof and prior to Closing, and freely available cash of the Company, in each case, only to the extent actually available and used to satisfy the Closing Payments, provided that (A) the transactions contemplated by the Arrangement Agreement can be consummated on the terms and subject to the conditions set forth therein with such reduced equity funding, (B) any such reduction shall be conditioned on the consummation of the Closing, and (C) any such reduction, taken alone and not in combination with any other factors, does not cause the failure of any condition to the funding of the Debt Financing set forth in the Debt Commitment Letter and does not result in a violation of the Rollover Agreements; (ii) each Fund may allocate all or a portion of its Commitment Amount to other Persons and the Commitment Amount of such Fund hereunder will be reduced dollar-for-dollar by any amounts actually contributed to Purchaser by such other Persons and not returned or used to satisfy any other obligations other than the Closing Payments at or prior to the Closing (provided that no such allocation by any Fund shall relieve such Fund of any of its obligations to fund the unallocated portion of its Commitment Amount, on the terms and subject only to the conditions hereunder, or taken alone and not in combination with any other factors, cause the failure of any condition to the funding of the Debt Financing set forth in the Debt Commitment Letter); and (iii) no Fund will have any obligation under any circumstances to contribute to, purchase equity or debt securities of, or otherwise provide funds to, Purchaser in any amount in excess of its Commitment Amount (as may be reduced in accordance with the terms of this Agreement).

2. Conditions. Each Fund’s obligation to fund its respective Commitment Amount shall be subject only to (a) the satisfaction or waiver of each of the conditions to Purchaser’s obligations to effect the Closing set forth in Sections 6.1 and 6.2 of the Arrangement Agreement in each case, other than any conditions that by their nature are to be satisfied at the Effective Time, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions at the Effective Time; (b) the Debt Financing provided for by the Debt Commitment Letter (or any alternative financing to the Debt Financing contemplated by Section 4.7 of the Arrangement Agreement) has been funded or will be funded substantially contemporaneously with the funding of such Commitment Amount if the Aggregate Commitment is funded; and (c) the substantially concurrent consummation of the Closing in accordance with the terms of the Arrangement Agreement.

3. Limited Guarantee; Exclusive Remedy. Concurrently with the execution and delivery of this Agreement, the Funds are executing and delivering to the Company a limited guarantee, dated as of the date hereof, pursuant to which the Funds have agreed to guarantee certain of Purchaser’s payment obligations under the Arrangement Agreement (the “Limited Guarantee”). The Funds acknowledge and agree that if the conditions described in prongs (a), (b) and (c) of Section 2 above are satisfied, the Company shall have the right to seek specific performance of Purchaser’s right to enforce each Fund’s obligation to fund its respective Commitment Amount hereunder, subject to the substantially contemporaneous consummation of the Closing in accordance with the terms of the Arrangement Agreement if such rights are so enforced, pursuant to (and on the terms and subject to the conditions of) Section 8.7 of the Arrangement Agreement and the terms set forth herein, and, for greater certainty, without any requirement that such enforcement be with the consent or at the direction of Purchaser (the “Specific Performance Rights”). Each party agrees not to raise any objections to the granting of an injunction, specific performance or similar equitable relief, or the availability of the Specific Performance Rights, when expressly available pursuant to the terms of this Agreement on the basis that any Person has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Funds further agree that the Company shall not be required to secure or post any bond in connection with the exercise of the Specific Performance Rights. Other than the Specific Performance Rights and the other Retained Claims (as defined in the Limited Guarantee), the Company’s right to receive payment of the Reverse Termination Fee on the terms and subject to the conditions set forth in the Arrangement Agreement, including Section 8.2(5) to Section 8.2(6) thereof, and (without duplication) the Limited Guarantee is and shall be the sole and exclusive direct or indirect remedy (whether at law or in equity) available to the Company and its direct and indirect security holders and its and their respective Affiliates (or available to any Person claiming by, through, or on behalf or for the benefit of any of them) against the Funds or any other Non-Recourse Party (as defined in the Limited Guarantee) with respect to any claim (whether sounding in contract or tort, under statute or otherwise) arising under or related to the Arrangement Agreement, the Limited Guarantee or this Agreement or the transactions contemplated hereby or thereby or related negotiations, including without limitation in connection with any breach or alleged breach by Purchaser of any obligation under or related to the Arrangement Agreement (whether or not any such breach or alleged breach is caused by a Fund’s breach of its obligations under this Agreement) and any breach or alleged breach by a Fund of its obligations under or related to the Limited Guarantee or this Agreement. Notwithstanding anything herein or in the Arrangement Agreement to the contrary (a) each Fund’s obligation to fund such Fund’s respective Commitment Amount hereunder shall be such Fund’s sole and exclusive payment obligation in the event of any successful claim for the Specific Performance Rights; and (b) in no event shall any Fund be liable in excess of its respective Commitment Amount (other than in connection with any claim described in clause (iii) of the definition of “Retained Claims”) or be required to fund its respective Commitment Amount to any Person other than Purchaser under the terms of this Agreement, the Arrangement Agreement or applicable Law, or have any obligation to fund any portion of the Debt Financing Commitment in the event of any order of specific performance or otherwise.

4. Confidentiality. This Agreement shall be treated as confidential and is being provided to Purchaser and the Company solely in connection with the Arrangement. This Agreement may not be used, circulated, quoted or otherwise referred to in any document (other than in the Limited Guarantee, the Arrangement Agreement and the other transactions documents related thereto) by Purchaser or the Company or their respective Affiliates except with the prior written consent of Purchaser and the Funds in each instance; provided, that no such written consent is required for any disclosure by Purchaser, the Funds, the Company or their respective Affiliates (a) to the extent required by applicable Law or Securities Laws (provided, that Purchaser (to the extent such disclosing Person is Purchaser or any of its Affiliates) or the Company (to the extent such disclosing Person is the Company or any of its Affiliates) shall provide the Funds an opportunity to review and comment upon such proposed disclosure in advance of such disclosure), (b) as reasonably necessary in order to enforce its rights under the Arrangement Agreement, this Agreement or the Limited Guarantee or the transactions contemplated hereby or thereby brought in accordance with the terms thereof or hereof; (c) to Representatives of either Purchaser or the Company who need to know of the existence of this Agreement in connection with the transactions contemplated hereby or by the Arrangement Agreement; and (d) to the Securityholders in summary form for purposes of soliciting proxies or as part of the Circular or the Schedule 13E-3, with such summary to be consistent with summaries of equity commitment letters included in disclosure documents for transactions akin to the transaction contemplated in the Arrangement Agreement (provided, that the Company shall provide the Funds an opportunity to review and comment upon such proposed disclosure in advance of such disclosure).

5. Representations and Warranties. Each Fund hereby represents and warrants to Purchaser that (a) it is duly organized, validly existing and in good standing (to the extent applicable) pursuant to the Laws of its jurisdiction of organization and it has all requisite limited partnership or other power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by such Fund has been duly and validly authorized and approved by all necessary general partner, manager or other organizational action by it, (c) this Agreement has been duly and validly executed and delivered by it and (assuming, in the case of the Arrangement Agreement, the due execution and delivery of the Arrangement Agreement by the Company) constitutes a legal, valid and binding obligation of such Fund, enforceable against such Fund in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law), (d) to the extent, if any, that such Fund’s governing documents or other agreements limit the amount such Fund may commit to any one investment, such Fund’s Commitment Amount is less than the maximum amount that such Fund is permitted to invest in any one portfolio investment pursuant to the terms of such governing documents or other agreements, (e) such Fund has and will have for so long as this Agreement shall remain in effect, uncalled capital commitments or otherwise has readily available funds that are not subject to any further conditions, approvals or consents to use such funds, in excess of the sum of such Fund’s Commitment Amount plus the aggregate amount of all other commitments and obligations of such Fund that are currently outstanding and (f) the execution, delivery and performance by such Fund of this Agreement shall not result (x) in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Law applicable to such Fund or its assets or (y) in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (A) any material contractual obligation to which such Fund is a party or otherwise bound or (B) such Fund’s agreement of limited partnership or other organizational documents, in the case of clauses (x) or (y), that would reasonably be expected to impair or adversely affect the performance of such Fund’s obligations hereunder. Purchaser represents and warrants to the Funds that Purchaser is not relying upon any statement, agreement, undertaking, understanding, representation or warranty on the part of any Fund, except for the representations and warranties contained in this Section 5.

6. Parties in Interest; Enforceability. This Agreement is solely for the benefit of, and shall only be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and does not, confer upon any other Person any benefits, rights or remedies, except that (a) the Company is an express third party beneficiary of, and has the right to enforce, Sections 6, 7, 8, 10, 11 and 12 of this Agreement and the Specific Performance Rights described in the second sentence of Section 3 of this Agreement, (b) any Non-Recourse Party may rely upon and enforce the provisions of Sections 3 and 13 hereof. Subject to the foregoing, this Agreement may only be enforced (i) by Purchaser at the direction of the Funds or (ii) by the Purchaser at the direction of the Company pursuant to the Specific Performance Rights. Neither

Purchaser’s creditors (other than the Company to the limited extent provided herein) nor any Person claiming by, through, or on behalf or for the benefit of, Purchaser, the Company, or any Affiliate or direct or indirect equity holder of the foregoing shall have any right to enforce this Agreement or to cause Purchaser to enforce this Agreement.

7. Amendment. No amendment, modification or waiver of any provision of this Agreement will be enforceable unless approved in writing by Purchaser, the Funds and the Company.

8. Termination. This Agreement and all obligations of the Funds to fund any portion of their respective Commitment Amounts will terminate automatically and immediately (except for greater certainty in the case of (c) where such termination shall be conditioned upon the prior written notice requirements set forth below) upon the earliest to occur of (a) the consummation of the Closing, (b) any valid termination of the Arrangement Agreement pursuant to its terms, and (c) the Company or any of its controlled Affiliates or Subsidiaries (or any of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons) commencing a Proceeding asserting a claim against any of the Funds or any Non-Recourse Party (as defined in the Limited Guarantee) under or in connection with the Limited Guarantee, this Agreement or the Arrangement Agreement (clause (c), a “Disqualifying Action”), in each case, other than any Retained Claim asserted by the Company; provided however, that prior to the Funds’ obligation to fund the Aggregate Commitment terminating pursuant to clause (c), the Funds must provide the Company with prior written notice of the alleged Disqualifying Action and if the Company shall cause such Disqualifying Action to be withdrawn from the applicable Proceeding within five Business Days following receipt of such notice, then this Agreement, including the Funds’ obligation to fund the Aggregate Commitment, shall not terminate as a result of such Disqualifying Action having been asserted, and such Disqualifying Action shall be deemed cured. For the avoidance of doubt, the parties acknowledge that nothing herein is intended to interfere with or otherwise modify the rights or obligations of the parties hereto pursuant to the Arrangement Agreement or the documents delivered in connection therewith.

9. Headings; Construction. The descriptive headings contained in this Agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Each party acknowledges that it and its respective counsel have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

10. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

(a) This Agreement, the rights of the parties under or in connection herewith and all actions arising hereunder (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(b) Each party to this Agreement hereby (i) irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware, or if (but only if) such court does not have subject matter jurisdiction, such other court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”) for the purpose of any action described in the immediately preceding Section 10(a), (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the Chosen Courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the Chosen Courts should be dismissed on grounds of improper venue or forum non conveniens, should be transferred or removed to any other forum, or should be stayed by reason of the pendency of some other proceeding in any other forum, or that this Agreement or the subject matter hereof may not be enforced in or by such Chosen Court, and (iii) hereby agrees not to commence or prosecute any such action other than before the Chosen Courts. Notwithstanding the immediately preceding sentence, a party may commence any action in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by any Chosen Court. Each party to this Agreement hereby also (x) consents to service of process in any action described in this Section 10 in any manner permitted by Delaware law, (y) agrees that service of process made in accordance with clause (x) or made by overnight delivery by a nationally recognized courier service addressed to a party’s address in this Agreement or that of its agent for service of process (or, in the case of any party to the Arrangement Agreement, to such party’s address as indicated in the notice section of the Arrangement Agreement) shall constitute good and valid service of process in any such action, and (z) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such action any claim that service of process made in accordance with clause (x) or (y) does not constitute good and valid service of process.

(c) To the fullest extent permitted by applicable Law, each party hereto hereby waives and agrees not to assert (whether as plaintiff, defendant or otherwise) any right to trial by jury with respect to this Agreement or any all actions or proceedings (whether based on contract, tort or otherwise) described in Section 10(a). A copy of this paragraph may be filed with any court as written evidence of the knowing, voluntary and bargained-for agreement irrevocably to waive the right to trial by jury in any such action and that such action will instead by tried by a judge sitting without a jury.

(d) Each party hereto acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements and affirmations contained in this Section 10.

11. Entire Agreement; Integration. Together with the Arrangement Agreement, the Limited Guarantee, the Support and Voting Agreements, the Rollover Agreements and the Confidentiality Agreements, subject in each case to the limitations set forth therein, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and statements, written or oral, between the Funds or any of their respective Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other, with respect to the transactions contemplated hereby.

12. No Assignment. This Agreement, and any of the rights, interests or obligations hereunder (including, without limitation, the Commitment Amounts evidenced by this

Agreement), shall not be assignable, in whole or in part, by Purchaser or any Fund without the prior written consent of each Fund and the Company; provided that, each Fund may, without the prior written consent of the Company, assign all or a portion of its respective obligations to fund its Commitment Amount to any Person who assumes the Funds’ obligation to fund such Commitment Amount pursuant to and subject to the terms of, this Agreement; provided, however, that no such assignment shall relieve any Fund of its liabilities or obligations hereunder other than as specified in Section 1 hereof. The granting of such consent in a given instance shall be solely in the discretion of the Funds and the Company and, if granted, shall not constitute a waiver of the requirement to obtain the consent of the Funds and the Company with respect to any subsequent assignment. Any purported assignment of this Agreement, or any rights, interests or obligations hereunder, including the Commitment Amounts in contravention of this Section 12 shall be void. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto, the Company and their respective successors and permitted assigns.

13. No Recourse against Affiliates, etc. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding any theory of liability (whether at law or in equity whether sounding in contract, tort, statute or otherwise, including, but not limited to, any theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, prevention, unfairness, undercapitalization, or any other theory), by its acceptance hereof Purchaser covenants, acknowledges and agrees that (a) no person other than the Funds and their successors and assigns shall have any obligation hereunder, (b) notwithstanding that a Fund may be a limited partnership, no recourse hereunder or under any documents or instruments delivered in connection herewith may be sought or had against any Non-Recourse Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law, and (c) no liability whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party in connection with this Agreement for any obligation of any Fund under this Agreement or in connection with the Commitment, or any claim based on, in respect of, or by reason of this Agreement or the Commitment; provided, however, that nothing in this Section 13 is intended or shall be construed to limit (i) any claim that is a Retained Claim against the relevant Person(s) or (ii) any contractual obligations of (x) the Funds under the Limited Guarantee or (y) the contractual obligations of Purchaser or Neon Maple Parent Inc. under the Arrangement Agreement, the Confidentiality Agreements, the Support and Voting Agreements and the Rollover Agreements.

14. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or by .pdf delivered via email), and each such counterpart when executed will be deemed an original instrument and all such counterparts shall together constitute one and the same agreement.

[Remainder of the page intentionally left blank – signature page follows]

Sincerely,

ADVENT INTERNATIONAL GPE X
LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-A SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-B
LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-C
LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-D SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-E SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-G
LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS GPE X LIMITED
PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS GPE X-A LIMITED
PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS GPE X-B LIMITED
PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS GPE X-C SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-C
(CAYMAN) LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT INTERNATIONAL GPE X-C-1
(CAYMAN) LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS GPE X-D LIMITED
PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT LATIN AMERICAN PRIVATE
EQUITY FUND VII SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT LATIN AMERICAN PRIVATE
EQUITY FUND VII-A SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT LATIN AMERICAN PRIVATE
EQUITY FUND VII-B SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT LATIN AMERICAN PRIVATE
EQUITY FUND VII-C SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS LAPEF VII LIMITED
PARTNERSHIP

By: AP LAPEF VII GP Limited Partnership, General Partner

By: Advent LAPEF VII LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS LAPEF VII-A LIMITED
PARTNERSHIP

By: AP LAPEF VII GP Limited Partnership, General Partner

By: Advent LAPEF VII LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT GLOBAL TECHNOLOGY II
LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT GLOBAL TECHNOLOGY II-A
SCSP

By: Advent Global Technology II GP S.à r.l, General Partner

By: Advent Global Technology II LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Vice President of Finance – Fund
Administration

By:	Advent Global Technology II LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT GLOBAL TECHNOLOGY II-A
LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT GLOBAL TECHNOLOGY II-B
LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT GLOBAL TECHNOLOGY II-C
LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS AGT II-C SCSP

By: Advent Global Technology II GP S.à r.l, General Partner

By: Advent Global Technology II LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

By:	Advent Global Technology II LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS AGT II LIMITED
PARTNERSHIP

By: AP AGT II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS AGT II-A LIMITED
PARTNERSHIP

By: AP AGT II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

ADVENT PARTNERS AGT II-B LIMITED
PARTNERSHIP

By: AP AGT II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

CA CO-INVESTMENT LIMITED
PARTNERSHIP

By: AI Co-Investment GP Limited Partnership, General Partner

By: Advent Co-Investment LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Equity Commitment Letter]

Agreed to and accepted:

NEON MAPLE PURCHASER INC.

By:	/s/ Ben Scotto
Name:	Ben Scotto
Title:	President

[Signature Page to Equity Commitment Letter]

SCHEDULE A

[Omitted.]

Schedule A to Equity Commitment Letter